EXHIBIT 99.1

Robert J. Spiegel, M.D., FACP Joins Sucampo's Board of Directors

BETHESDA, Md., Jan. 21, 2015 (GLOBE NEWSWIRE) -- Sucampo Pharmaceuticals, Inc. (Sucampo) (Nasdaq:SCMP), a global biopharmaceutical company, today announced that Robert J. Spiegel, M.D., FACP has joined Sucampo's Board of Directors.

"Bob has led successful clinical research and development programs for more than 30 years and brings significant expertise to Sucampo's Board," said Peter Greenleaf, Chief Executive Officer of Sucampo. "As we focus on advancing and diversifying our pipeline, Bob's insight will be a valuable asset for our clinical development efforts."

Dr. Spiegel was Chief Medical Officer of Schering-Plough and was involved in the successful filing of over 30 New Drug Applications. He also served on the executive committees overseeing research projects and drug licensing activities. Dr. Spiegel joined Schering-Plough in 1983 as Director, Clinical Research, progressing through clinical operations as Vice President of Clinical Research, Senior Vice President of Worldwide Clinical Research and then becoming Chief Medical Officer in 1998. He received his undergraduate degree, cum laude, from Yale University and his medical degree from the University of Pennsylvania. He is currently an Associate Professor at Weill Cornell Medical Center and serves on the Board of Directors and Scientific Advisory Committees of a number of companies. Dr. Spiegel also currently serves as Chief Medical Officer at PTC Therapeutics.

About Sucampo Pharmaceuticals, Inc.

Sucampo Pharmaceuticals, Inc. is focused on the development and commercialization of medicines that meet major unmet medical needs of patients worldwide. Sucampo has one marketed product – AMITIZA® – and a pipeline of drug candidates in clinical development. A global company, Sucampo is headquartered in Bethesda, Maryland, and has operations in Japan, Switzerland and the United Kingdom. For more information, please visit www.sucampo.com.

The Sucampo logo is the registered trademark and the tagline, The Science of Innovation, is a registered/pending trademark of Sucampo AG. AMITIZA is a registered trademark of Sucampo AG.

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Sucampo Forward-Looking Statement

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential, future financial and operating results, and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the impact of pharmaceutical industry regulation and health care legislation; the ability of Sucampo to develop and commercialize existing and pipeline products; Sucampo's ability to accurately predict future market conditions; dependence on the effectiveness of Sucampo's patents and other protections for innovative products; the risk of new and changing regulation and health policies in the U.S. and internationally; the effects of competitive products on Sucampo's products; and the exposure to litigation and/or regulatory actions.

No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Sucampo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this presentation should be evaluated together with the many uncertainties that affect Sucampo's business, particularly those mentioned in the risk factors and cautionary statements in Sucampo's most recent Form 10-K as filed with the Securities and Exchange Commission on March 12, 2014 as well as its filings with the Securities and Exchange Commission on Form 10-Q and 8-K, which Sucampo incorporates by reference.

CONTACT: Sucampo Pharmaceuticals, Inc.
         Silvia Taylor
         Senior Vice President, Investor Relations
         and Corporate Communications
         1-240-223-3718
         staylor@sucampo.com